SCHEDULE 14A
Consent Solicitation Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [x]

Check the appropriate box:

[ ]	Preliminary Consent Solicitation Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Consent Solicitation Statement
[ ]	Definitive Additional Materials
[X]	Soliciting Material Pursuant to § 240.14a-12

American International Group, Inc.
(Name of Registrant as Specified In Its Charter)

CARL C. ICAHN
ICAHN PARTNERS LP
ICAHN PARTNERS MASTER FUND LP
ICAHN ENTERPRISES G.P. INC.
ICAHN ENTERPRISES HOLDINGS L.P.
IPH GP LLC
ICAHN CAPITAL L.P.
ICAHN ONSHORE LP
ICAHN OFFSHORE LP
BECKTON CORP.
HIGH RIVER LIMITED PARTNERSHIP
HOPPER INVESTMENTS LLC
BARBERRY CORP.
SAMUEL MERKSAMER
COURTNEY MATHER
(Name of Person(s) Filing Consent Solicitation Statement, if other than the Registrant)

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[X]	No fee required.

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[   ]            Fee paid previously with preliminary materials.

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On November 23, 2015, Carl C. Icahn issued a press release relating to American International Group, Inc., a copy of which is filed herewith as Exhibit 1.

SECURITY HOLDERS ARE ADVISED TO READ THE CONSENT SOLICITATION STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF CONSENTS BY CARL C. ICAHN AND HIS AFFILIATES FROM THE STOCKHOLDERS OF AMERICAN INTERNATIONAL GROUP, INC. WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH CONSENT SOLICITATION. WHEN COMPLETED, A DEFINITIVE CONSENT SOLICITATION STATEMENT AND A FORM OF WRITTEN CONSENT WILL BE MAILED TO STOCKHOLDERS OF AMERICAN INTERNATIONAL GROUP, INC. AND WILL ALSO BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV. WHEN AVAILABLE, COPIES OF THE DEFINITIVE CONSENT SOLICITATION STATEMENT AND FORM OF WRITTEN CONSENT ALSO WILL BE AVAILABLE FROM THE HARKINS GROUP, WWW.HARKINSGROUP.COM, 1 ROCKEFELLER PLAZA, 10TH FLOOR, NEW YORK, NY 10020, TELEPHONE +1 (212) 468-5380 OR +1 (844) 218-8384 (TOLL-FREE), EMAIL AT INFO@HARKINSGROUP.COM, WHICH HAS BEEN RETAINED TO ASSIST ICAHN CAPITAL LP IN CONNECTION WITH THE SOLICITATION OF CONSENTS FROM SHAREHOLDERS OF AMERICAN INTERNATIONAL GROUP, INC. INFORMATION RELATING TO THE PARTICIPANTS IN SUCH CONSENT SOLICITATION IS CONTAINED BELOW. EXCEPT AS OTHERWISE DISCLOSED IN THIS SCHEDULE 14A, THE PARTICIPANTS HAVE NO INTEREST IN AMERICAN INTERNATIONAL GROUP, INC. OTHER THAN THROUGH THE BENEFICIAL OWNERSHIP OF SHARES OF COMMON STOCK, $2.50 PAR VALUE, OF AMERICAN INTERNATIONAL GROUP, INC. AS DISCLOSED BELOW.

PARTICIPANTS

The participants in the solicitation of consents (the "Participants") from stockholders of American International Group, Inc. (the "Corporation") include the following: High River Limited Partnership ("High River"), Hopper Investments LLC ("Hopper"), Barberry Corp. ("Barberry"), Icahn Partners Master Fund LP ("Icahn Master"), Icahn Offshore LP ("Icahn Offshore"), Icahn Partners LP ("Icahn Partners"), Icahn Onshore LP ("Icahn Onshore"), Icahn Capital LP ("Icahn Capital"), IPH GP LLC ("IPH"), Icahn Enterprises Holdings L.P. ("Icahn Enterprises Holdings"), Icahn Enterprises G.P. Inc. ("Icahn Enterprises GP"), Beckton Corp. ("Beckton"), and Carl C. Icahn, a citizen of the United States of America.

The principal business address of each of (i) High River, Icahn Offshore, Icahn Partners, Icahn Master, Icahn Onshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP and Beckton is White Plains Plaza, 445 Hamilton Avenue - Suite 1210, White Plains, NY 10601, and (ii) Mr. Icahn, Barberry and Hopper is c/o Icahn Capital LP, 767 Fifth Avenue, 47th Floor, New York, NY 10153.

Icahn Partners, Icahn Master and High River (collectively, the "Icahn Parties") are entities controlled by Carl C. Icahn. Barberry is the sole member of Hopper, which is the general partner of High River. Icahn Offshore is the general partner of Icahn Master. Icahn Onshore is the general partner of Icahn Partners. Icahn Capital is the general partner of each of Icahn Offshore and Icahn Onshore. Icahn Enterprises Holdings is the sole member of IPH, which is the general partner of Icahn Capital. Beckton is the sole stockholder of Icahn Enterprises GP, which is the general partner of Icahn Enterprises Holdings. Carl C. Icahn is the sole stockholder of each of Barberry and Beckton. As such, Mr. Icahn is in a position indirectly to determine the investment and voting decisions made by each of the Icahn Parties. In addition, Mr. Icahn is the indirect holder of approximately 88.8% of the outstanding depositary units representing limited partnership interests in Icahn Enterprises L.P. ("Icahn Enterprises"). Icahn Enterprises GP is the general partner of Icahn Enterprises, which is the sole limited partner of Icahn Enterprises Holdings.

The Icahn Parties are deemed to beneficially own, in the aggregate, 42,244,071 shares of common stock, $2.50 par value, issued by American International Group, Inc. (the "Shares"), representing approximately 3.42% of the Corporation's outstanding Shares (based upon the 1,237,012,512 Shares stated to be outstanding as of October 29, 2015 by the Corporation in the Corporation's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2015, filed with the Securities and Exchange Commission on November 2, 2015).

High River has sole voting power and sole dispositive power with regard to 8,448,813 Shares. Each of Hopper, Barberry and Mr. Icahn has shared voting power and shared dispositive power with regard to such Shares. Icahn Partners has sole voting power and sole dispositive power with regard to 19,876,743 Shares. Each of Icahn Onshore, Icahn Capital, IPH, Icahn Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn has shared voting power and shared dispositive power with regard to such Shares. Icahn Master has sole voting power and sole dispositive power with regard to 13,918,515 Shares. Each of Icahn Offshore, Icahn Capital, IPH, Icahn Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn has shared voting power and shared dispositive power with regard to such Shares.

Each of Hopper, Barberry and Mr. Icahn, by virtue of their relationships to High River, may be deemed to indirectly beneficially own (as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, the "Act") the Shares which High River directly beneficially owns. Each of Hopper, Barberry and Mr. Icahn disclaims beneficial ownership of such Shares for all other purposes. Each of Icahn Offshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn, by virtue of their relationships to Icahn Master, may be deemed to indirectly beneficially own (as that term is defined in Rule 13d-3 under the Act) the Shares which Icahn Master directly beneficially owns. Each of Icahn Offshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn disclaims beneficial ownership of such Shares for all other purposes. Each of Icahn Onshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn, by virtue of their relationships to Icahn Partners, may be deemed to indirectly beneficially own (as that term is defined in Rule 13d-3 under the Act) the Shares which Icahn Partners directly beneficially owns. Each of Icahn Onshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn disclaims beneficial ownership of such Shares for all other purposes.

In addition, the Participants may also include Samuel Merksamer and Courtney Mather. Messrs. Merksamer and Mather are employees of Icahn Capital. From time to time, Messrs. Merksamer and Mather may serve on the boards of directors of entities in which Mr. Icahn and/or his affiliates have an interest. In such situations where Mr. Icahn does not control, Messrs. Merksamer and Mather may receive customary director compensation from such entities (which may include cash fees, equity awards, reimbursement of travel expenses, indemnification and the like). Neither Mr. Merksamer nor Mr. Mather owns beneficially any Shares and none of them will receive any special compensation in connection with the solicitation of consents from stockholders of the Corporation. Each of Samuel Merksamer and Courtney Mather is also a party to an employment agreement with Icahn Capital (the "Employment Agreements"), pursuant to which each of them will be entitled, subject to the terms of the Employment Agreements, to a one-time lump sum payment at the end of the term of the Employment Agreements, equal to between 0.625% and 1.0% of the net profit, if any, generated by a designated portfolio of investment positions (which includes the Shares). Each of Samuel Merksamer and Courtney Mather  may be deemed to have an interest in the solicitation of consents from stockholders of the Corporation, indirectly, pursuant to the Employment Agreements, through the beneficial ownership of Shares by Icahn Capital.